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                                                                      Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT


                                                                                State of Incorporation
                                                                                ----------------------
AMSEC Corporation                                                               Delaware

Andrew Palmer & Associates Limited (wholly-owned by SAIC Limited)               England

AW Software und Technologie GmbH                                                Austria

Bellcore International, Inc. (subsidiary of Telcordia Technologies, Inc.)       Delaware

Bellcore International Pty. Ltd. (subsidiary of Telcordia Technologies, Inc.)   Australia

Bellcore Ventures, Inc. (subsidiary of Telcordia Technologies, Inc.)            New Jersey

Bull, Inc.                                                                      California

Campus Point Realty Corporation                                                 California

CommSource, Inc. (subsidiary of Telcordia Technologies, Inc.)                   Delaware

Database Service Management, Inc. (subsidiary of Telcordia Technologies, Inc.)  Delaware

General Sciences Corporation                                                    Delaware

Global Integrity Corporation                                                    Delaware

Hicks & Associates, Inc.                                                        Delaware

JHK & Associates, Inc. dba TransCore                                            Delaware

JMD Development Corporation dba JDA                                             California

Network Solutions, Inc.                                                         Delaware

Oacis Healthcare Holdings Corporation                                           Delaware

Pathology Associates International Corporation                                  Delaware

PT Science Applications International Corporation Indonesia                     Indonesia

R.E. Wright Environmental, Inc.                                                 Delaware

Sachse Engineering Associates, Inc.                                             California

SAIC (Bermuda) Ltd.                                                             Bermuda

SAIC Colombia, Limitada                                                         Colombia

SAIC Commercial Enterprises, Inc.                                               California

SAIC de Mexico, S.A. de C.V.                                                    Mexico

SAIC Engineering, Inc.                                                          California

SAIC Engineering of North Carolina, Inc.                                        North Carolina





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


                                                                                State of Incorporation
                                                                                ----------------------
SAIC Engineering of Ohio, Inc.                                                  Ohio

SAIC Europe Limited                                                             England

SAIC Global Technology Corporation                                              Delaware

SAIC in Novosibirsk                                                             Russia

SAIC Information Services Sector Corporation                                    Delaware

SAIC Limited (subsidiary of SAIC Europe Limited)                                England

SAIC - MIR                                                                      Russia

SAIC Services, Inc.                                                             Delaware

SAIC Ukraine Corporation                                                        Delaware

Science Applications (Greece) Ltd.                                              Greece

Science Applications International (Barbados) Corporation                       Barbados

Science Applications International Corporation (SAIC Canada)                    Canada

Science Applications International Corporation de Venezuela, S.A.               Venezuela

Science Applications International Corporation (Singapore) Pte. Ltd.            Singapore

Science Applications International Deutschland GmbH                             Germany

Science Applications International, Europe S.A.                                 France

Science Applications International Germany GmbH                                 Germany

Science Applications International Pty. Ltd.                                    Australia

Science Applications International Technology                                   California

Soliant, Inc. (subsidiary of Telcordia Technologies, Inc.)                      Delaware

Syntonic Technology, Inc. dba TransCore                                         Delaware

Systems Control Technology, Inc.                                                Delaware

Telcordia Technologies, Inc. (formerly Bell Communications Research, Inc.)      Delaware

Tenth Mountain Systems, Inc.                                                    Delaware





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